                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, DC  20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report  (Date of Earliest Event Reported)   August 3, 1999
                                                    --------------



                              BOSTON LIFE SCIENCES, INC.
                              --------------------------
             (Exact name of registrant as specified in its charter)



         Delaware                  0-6533             87-0277826
-------------------------------- ----------- -------------------------------

(State or other jurisdiction of  (Commission (I.R.S. Employer Identification No.)
  incorporation or organization)   File No.)

137 Newbury Street
8th Floor
Boston, Massachusetts                                    02116
--------------------------------                    ----------------
(Address of principal executive                         Zip Code
offices)


Registrant's telephone number, including area code    (617)  425-0200
                                                     -----------------

Item 5.  Other Events.
         -------------

On August 3, 1999, the Company announced that it had identified and purified a fragment of Troponin I that accounted for all of the biologic activity of the native Troponin I. This fragment, designated BLS 0597, was approximately 10 times more soluble and demonstrated 10 times the in vitro activity of Troponin, and was easily purified in the laboratory. A "Composition of Matter" patent covering BLS 0597 and other fragments was recently filed by the Company. The Company believes that the potential for dose reduction, ease of manufacturing, and enhanced patient compliance could result in BLS 0597 becoming the lead clinical and commercial formulation. The Company does not expect such findings to significantly effect the design or timing of the Troponin clinical trials.



Item 7.  Exhibits.
         ---------

The following Exhibits are filed as part of this report on Form 8-K:

        99.1 Press Release, dated August 3, 1999.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto authorized.

               BOSTON LIFE SCIENCES, INC.


Dated:  August 5, 1999                             By:   /s/Joseph Hernon
                                                         -----------------------
                                                         Joseph Hernon
                                                         Chief Financial Officer

                           BOSTON LIFE SCIENCES, INC.

                           CURRENT REPORT ON FORM 8-K

                                 EXHIBIT INDEX


 Exhibit No.                                                       Page
-------------                                                   --------
    99.1       Press Release, dated August 3, 1999                  4